SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [ ]   Preliminary Proxy Statement     [ ]     Confidential, For Use of the
                                                Commission Only (as permitted
  [ ]   Definitive Proxy Statement              by Rule 14a-6(e)(2))

  [X]   Definitive Additional Materials

  [ ]   Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                         AAMES FINANCIAL CORPORATION.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X]     No Fee Required

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transactions applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

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      (4) Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement no.:

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      (3) Filing party:

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      (4) Date filed:

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[LOGO OMITTED]
Financial Corporation



                                    IMPORTANT
                ANNUAL MEETING ADJOURNED TO SEPTEMBER 24, 1999

September 13, 1999

Dear Stockholder:

The Annual Meeting of Stockholders of Aames Financial Corporation, which was convened on September 13, 1999, has been adjourned to Friday, September 24, 1999, in order to provide stockholders with additional time to vote their shares with respect to proposal number 1. This proposal, if approved, would increase the number of authorized shares of the Company's common stock. All business other than the vote on the proposal number 1 was concluded at the meeting on September 13, 1999.

The overwhelming number of the votes received to date have been in favor of proposal number 1. However, brokers cannot vote their customer's shares on this issue without specific instructions from their clients. Because many stockholders assume their broker will vote their shares for them, the total vote on this one issue is less than a majority. The affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock, voting together as a class, is required for the adoption of proposal number 1.

For the reasons set forth in the Proxy Statement previously sent to you, the Board of Directors unanimously recommends a vote "FOR" proposal number 1. If the stockholders do not approve the Common Stock Proposal:

o     We will not be able to complete the Company's pending rights offering;

o The dividend rate on the Company's outstanding Series B and Series C Convertible Preferred Stock will increase from 6.5% to 15% per annum;

o The Series B and Series C Convertible Preferred Stock will continue to be able to participate in dividends and rights in liquidation on an as converted basis with holders of the common stock in any remaining assets after the liquidation preference is paid on the Series B and Series C Convertible Preferred Stock.

Regardless of the number of shares you own, it is important that they are represented and voted at the reconvened meeting. Accordingly, please take a moment now to sign, date and mail the enclosed duplicate proxy in the postage paid envelope included for your convenience. If your broker holds shares for you, you must submit your instructions to your broker on proposal number 1 for your vote to be counted.


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Your interest and participation in the affairs of your company are sincerely appreciated. If you have questions or need additional proxy materials, please call ChaseMellon Shareholder Services at (800) 814-0304.


                                   Sincerely,


                                   /s/ STEVEN M. GLUCKSTERN


                                   STEVEN M. GLUCKSTERN
                                   Chairman of the Board of Directors


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